Exhibit 99.1

Sovran Self Storage Reports Third Quarter Results, Adjusted FFO per Share Increases 15.8%, Acquires Eight Properties for $87 Million

BUFFALO, N.Y.--(BUSINESS WIRE)--October 29, 2014--Sovran Self Storage, Inc. (NYSE:SSS), a self storage real estate investment trust (REIT), reported operating results for the quarter ended September 30, 2014.

Net income available to common shareholders for the third quarter of 2014 was $25.6 million or $0.77 per fully diluted common share. Included in the 2014 net income is a $1.8 million gain related to the sale of a Texas storage facility. For the same period in 2013, net income available to common shareholders was $19.7 million or $0.62 per fully diluted common share.

Funds from operations (FFO) for the quarter were $1.12 per fully diluted common share compared to $0.98 for the same period last year. In the third quarter of 2014, the Company incurred net acquisition costs of $1.2 million in connection with its property purchases and had a straight line rent adjustment of $0.5 million relating to the lease expense of the former Westy properties. In the third quarter of 2013, the Company incurred $0.8 million of acquisition costs but no straight-line rent adjustment. Absent these charges, adjusted FFO per share was $1.17 and $1.01 for the third quarter of 2014 and 2013, respectively.

Improved occupancies and rising rental rates resulted in strong FFO growth.

OPERATIONS:

Total revenues increased 21.0% over last year’s third quarter, while operating costs increased 16.4%, resulting in an NOI (3) increase of 23.1%. Overall occupancy averaged 90.9% for the period, and rental rates averaged $12.19 per sq. ft.

Revenues for the 385 stores wholly owned by the Company since January 1, 2013 increased 7.0% from those of the third quarter of 2013, the result of a 140 basis point increase in average occupancy, a 4.4% increase in rental rates and strong growth in insurance commissions.

Same store operating expenses increased 2.4% for the third quarter of 2014 compared to the prior year period, primarily the result of increased repair and maintenance costs caused by the Pacific storms that affected Arizona early in the quarter.

Consequently, same store net operating income increased 9.2% this period over the third quarter of 2013.

“We are pleased with another quarter of solid earnings,” said Andrew Gregoire, CFO. “Our Revenue Management System has been driving exceptional top line growth. The system made pricing adjustments during the third quarter in anticipation of the off-peak season, and we are well positioned for strong year-end performance.”

General and administrative expenses increased by approximately $1.1 million over the same period in 2013, primarily due to increases in costs associated with operating more stores during the quarter than at this time last year.

During the third quarter of 2014, the Company experienced same store revenue and NOI growth in every state in which it operates. The stores with the strongest revenue impact include those in Texas, Florida, Illinois, and Georgia.

PROPERTIES:

The Company acquired five self storage facilities for a total cost of approximately $46 million in the third quarter.

The properties total approximately 345,000 square feet and are all located in markets where the Company already has a presence: San Antonio, TX; St. Petersburg, FL; Chesapeake, VA; Chattanooga, TN and Northern NJ.

Subsequent to quarter end, the Company acquired three facilities totaling 292,000 sq. ft. for approximately $41 million. One of the facilities is in New Orleans, LA; one is near Orlando, FL, and the other is in Austin, TX.

In August, the Company also sold one of its Houston, TX stores for net proceeds of $4.9 million resulting in a gain of $1.8 million.

CAPITAL TRANSACTIONS:

Illustrated below are key financial ratios at September 30, 2014:

  Debt to Enterprise Value (at $74.36/share) 23.0%
  Debt to Book Cost of Storage Facilities 35.6%
  Debt to EBITDA Ratio 4.0x
  Debt Service Coverage 5.2x

At September 30, 2014, the Company had approximately $7 million of cash on hand, and $174 million available on its line of credit (without considering the additional $75 million available under the expansion feature).

The Company issued 424,403 shares of its common stock via its previously announced ATM program during the quarter at an average price of $78.46 per share, resulting in net proceeds of $32.9 million after issuance costs. The Company used the proceeds to fund the purchase of the aforementioned properties and to pay down its line of credit. In July, the Company issued 39,162 shares at an average price of $75.81 through its Dividend Reinvestment Plan.

COMMON STOCK DIVIDEND:

Subsequent to quarter end, the Company announced a quarterly dividend of $0.68 per share or $2.72 annualized.

YEAR 2014 EARNINGS GUIDANCE:

Management is encouraged by its occupancy gains and its ability to attain significant rental rate growth in most markets. The following assumptions covering operations have been utilized in formulating guidance for the fourth quarter and full year 2014:

Same Store Projected Increases Over 2013
	4Q 2014	Full Year 2014
Revenue	6.0 – 7.0%	7.0 – 8.0%
Operating Costs (excluding property taxes)	2.0 – 3.0%	3.0 – 4.0%
Property Taxes	5.0 – 6.0%	8.5 – 9.5%
Total Operating Expenses	3.0 – 4.0%	4.5 – 5.5%
Net Operating Income	7.5 – 8.5%	8.0 – 9.0%

The Company intends to complete up to $20 million on its expansion and enhancement program. It has also budgeted $16 million to provide for recurring capitalized expenditures including roofing, paving, and office renovations.

In addition to the $278 million of properties acquired by the Company through October 28, 2014, it has assumed $10 million of additional acquisitions in 2014, exclusive of investments in joint ventures. Per share FFO guidance is projected after adding back third party acquisition costs. Purchases of additional properties are expected to be funded via proceeds from the Company’s ATM program and draws on its line of credit which carries an interest rate of LIBOR plus 1.5%.

Annual general and administrative expenses are expected to be approximately $40 million. The increase over the prior year is primarily due to the need for additional personnel required for recent acquisitions, income taxes on its taxable REIT subsidiaries, and the Company’s plans to continue expanding its internet marketing presence, Corporate Alliance and third party management programs.

At September 30, 2014, the Company had 33.7 million shares of common stock outstanding and 0.2 million Operating Partnership Units outstanding.

As a result of the above assumptions, management expects funds from operations for the full year 2014 to be approximately $4.33 to $4.37 per share, and between $1.10 and $1.14 per share for the fourth quarter of 2014.

FORWARD LOOKING STATEMENTS:

When used within this news release, the words “intends,” “believes,” “expects,” “anticipates,” and similar expressions are intended to identify “forward looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933, and in Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward looking statements. Such factors include, but are not limited to, the effect of competition from new self storage facilities, which could cause rents and occupancy rates to decline; the Company’s ability to evaluate, finance and integrate acquired businesses into the Company’s existing business and operations; the Company’s existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms; interest rates may fluctuate, impacting costs associated with the Company’s outstanding floating rate debt; the Company’s ability to comply with debt covenants; the future ratings on the Company’s debt instruments; the regional concentration of the Company’s business may subject it to economic downturns in the states of Florida and Texas; the Company’s ability to effectively compete in the industries in which it does business; the Company’s reliance on its call center; the Company’s cash flow may be insufficient to meet required payments of principal, interest and dividends; and tax law changes which may change the taxability of future income.

CONFERENCE CALL:

Sovran Self Storage will hold its Third Quarter Earnings Release Conference Call at 9:00 a.m. Eastern Time on Thursday, October 30, 2014. To access the conference call, dial 877.407.8033 (domestic), or 201.689.8033 (international). Management will accept questions from registered financial analysts after prepared remarks; all others are encouraged to listen to the call via webcast by accessing “news and events” under the investor relations tab at www.unclebobs.com/company/.

The webcast will be archived for a period of 90 days; a telephone replay will also be available for 72 hours by calling 877.660.6853 and entering conference ID 13592918.

ABOUT SOVRAN SELF STORAGE, INC:

Sovran Self Storage, Inc. is a self-administered and self-managed equity REIT that is in the business of acquiring and managing self storage facilities. The Company operates 506 self storage facilities in 25 states under the name “Uncle Bob’s Self Storage”®. For more information, visit www.unclebobs.com, like us on Facebook, or follow us on Twitter.

SOVRAN SELF STORAGE, INC.
BALANCE SHEET DATA
(unaudited)

	September 30,	December 31,
(dollars in thousands)	2014	2013
Assets
Investment in storage facilities:
Land	$381,794	$312,053
Building, equipment and construction in progress	1,731,340	1,552,584
	2,113,134	1,864,637
Less: accumulated depreciation	(400,306)	(366,472)
Investment in storage facilities, net	1,712,828	1,498,165
Cash and cash equivalents	7,476	9,524
Accounts receivable	5,663	5,119
Receivable from joint venture	714	883
Investment in joint venture	38,911	30,391
Prepaid expenses	7,302	5,978
Intangible asset - in-place customer leases (net of accumulated
amortization of $16,274 in 2014 and $13,551 in 2013)	2,646	1,092
Fair value of interest rate swap agreements	547	794
Other assets	5,197	9,929
Total Assets	$1,781,284	$1,561,875

Liabilities
Line of credit	$-	$49,000
Term notes	750,000	575,000
Accounts payable and accrued liabilities	43,807	37,741
Deferred revenue	7,269	6,708
Fair value of interest rate swap agreements	10,458	7,523
Mortgages payable	2,160	2,254
Total Liabilities	813,694	678,226

Noncontrolling redeemable Operating Partnership Units at redemption value	14,817	12,940

Equity
Common stock	349	337
Additional paid-in capital	1,157,820	1,066,399
Accumulated deficit	(168,628)	(162,450)
Accumulated other comprehensive loss	(9,593)	(6,402)
Treasury stock at cost	(27,175)	(27,175)
Total Shareholders' Equity	952,773	870,709
Total Liabilities and Equity	$1,781,284	$1,561,875

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	July 1, 2014	July 1, 2013
	to	to
(dollars in thousands, except share data)	September 30, 2014	September 30, 2013

Revenues
Rental income	$79,092	$65,309
Other operating income	4,958	4,040
Management fee income	1,199	1,106
Total operating revenues	85,249	70,455

Expenses
Property operations and maintenance	17,913	15,568
Real estate taxes	8,312	6,953
General and administrative	10,041	8,965
Acquisition related costs	1,210	776
Operating leases of storage facilities	1,997	-
Depreciation and amortization	12,113	10,496
Amortization of in-place customer leases	1,244	797
Total operating expenses	52,830	43,555

Income from operations	32,419	26,900

Other income (expense)
Interest expense (A)	(9,116)	(7,923)
Interest income	1	1
Gain on sale of real estate	1,777	-
Equity in income of joint ventures	662	575

Income from continuing operations	25,743	19,553
Income from discontinued operations	-	246
Net income	25,743	19,799
Net income attributable to noncontrolling interests	(154)	(124)
Net income attributable to common shareholders	$25,589	$19,675

Earnings per common share attributable to common shareholders - basic
Continuing operations	$0.77	$0.62
Discontinued operations	$-	$0.01
Earnings per share - basic	$0.77	$0.63

Earnings per common share attributable to common shareholders - diluted
Continuing operations	$0.77	$0.61
Discontinued operations	$-	$0.01
Earnings per share - diluted	$0.77	$0.62

Common shares used in basic
earnings per share calculation	33,234,660	31,469,026

Common shares used in diluted
earnings per share calculation	33,398,648	31,625,635

Dividends declared per common share	$0.68	$0.53

(A) Interest expense for the three months ending September 30 consists of the following
Interest expense	$8,903	$7,706
Amortization of deferred financing fees	213	217
Total interest expense	$9,116	$7,923

	January 1, 2014	January 1, 2013
	to	to
(dollars in thousands, except share data)	September 30, 2014	September 30, 2013

Revenues
Rental income	$223,438	$186,997
Other operating income	14,123	11,303
Management fee income	3,453	3,142
Acquisition fee income	136	-
Total operating revenues	241,150	201,442

Expenses
Property operations and maintenance	51,431	45,288
Real estate taxes	24,433	19,735
General and administrative	30,400	26,745
Acquisition related costs	5,926	1,263
Operating leases of storage facilities	5,991	-
Depreciation and amortization	35,057	31,170
Amortization of in-place customer leases	2,723	2,682
Total operating expenses	155,961	126,883

Income from operations	85,189	74,559

Other income (expense)
Interest expense (A)	(25,331)	(24,827)
Interest income	31	2
Gain on sale of real estate	1,777	421
Equity in income of joint ventures	1,553	1,417

Income from continuing operations	63,219	51,572
Income from discontinued operations	-	651
Net income	63,219	52,223
Net income attributable to noncontrolling interests	(381)	(331)
Net income attributable to common shareholders	$62,838	$51,892

Earnings per common share attributable to common shareholders - basic
Continuing operations	$1.92	$1.65
Discontinued operations	$-	$0.02
Earnings per share - basic	$1.92	$1.67

Earnings per common share attributable to common shareholders - diluted
Continuing operations	$1.91	$1.64
Discontinued operations	$-	$0.02
Earnings per share - diluted	$1.91	$1.66

Common shares used in basic
earnings per share calculation	32,806,164	31,077,910

Common shares used in diluted
earnings per share calculation	32,972,262	31,235,049

Dividends declared per common share	$2.04	$1.49

(A) Interest expense for the nine months ending September 30 consists of the following
Interest expense	$24,712	$24,187
Amortization of deferred financing fees	619	640
Total interest expense	$25,331	$24,827

COMPUTATION OF FUNDS FROM OPERATIONS (FFO) (1) - (unaudited)

	July 1, 2014	July 1, 2013
	to	to
(dollars in thousands, except share data)	September 30, 2014	September 30, 2013

Net income attributable to common shareholders	$25,589	$19,675
Net income attributable to noncontrolling interests	154	124
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	13,127	11,071
Depreciation of real estate included in discontinued operations	-	89
Depreciation and amortization from unconsolidated joint ventures	430	373
Gain on sale of real estate	(1,777)	-
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(224)	(196)
Funds from operations available to common shareholders	37,299	31,136
FFO per share - diluted	$1.12	$0.98

Adjustments to FFO
Acquisition costs expensed	1,210	776
Operating leases straight line rent adjustment	497	-
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	(10)	(5)
Adjusted funds from operations available to common shareholders	38,996	31,907
Adjusted FFO per share - diluted	$1.17	$1.01

Common shares - diluted	33,398,648	31,625,635

	January 1, 2014	January 1, 2013
	to	to
(dollars in thousands, except share data)	September 30, 2014	September 30, 2013

Net income attributable to common shareholders	$62,838	$51,892
Net income attributable to noncontrolling interests	381	331
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	37,097	33,211
Depreciation of real estate included in discontinued operations	-	266
Depreciation and amortization from unconsolidated joint ventures	1,166	1,119
Gain on sale of real estate	(1,777)	(421)
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(601)	(547)
Funds from operations available to common shareholders	99,104	85,851
FFO per share - diluted	$3.01	$2.75

Adjustments to FFO
Acquisition costs expensed	5,926	1,263
Company's share of acquisition costs expensed by Sovran HHF Storage Holdings	185	-
Acquisition fee income from Sovran HHF Storage Holdings	(136)	-
Operating leases straight line rent adjustment	1,491	-
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	(45)	(8)
Adjusted funds from operations available to common shareholders	106,525	87,106
Adjusted FFO per share - diluted	$3.23	$2.79

Common shares - diluted	32,972,262	31,235,049
(1) We believe that Funds from Operations (“FFO”) provides relevant and meaningful information about our operating performance that is necessary, along with net earnings and cash flows, for an understanding of our operating results. FFO adds back historical cost depreciation, which assumes the value of real estate assets diminishes predictably in the future. In fact, real estate asset values increase or decrease with market conditions. Consequently, we believe FFO is a useful supplemental measure in evaluating our operating performance by disregarding (or adding back) historical cost depreciation.

Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income available to common shareholders computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of properties, plus impairment of real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

QUARTERLY SAME STORE DATA (2) * 385 stores owned since 12/31/12 (unaudited)	July 1, 2014	July 1, 2013
	to	to		Percentage
(dollars in thousands)	September 30, 2014	September 30, 2013	Change	Change

Revenues:
Rental income	$68,829	$64,460	$4,369	6.8%
Tenant insurance commissions	2,421	1,979	442	22.3%
Other operating income	1,290	1,369	(79)	-5.8%
Total operating revenues	72,540	67,808	4,732	7.0%

Expenses:
Payroll and benefits	6,316	6,170	146	2.4%
Real estate taxes	7,030	6,836	194	2.8%
Utilities	2,939	2,943	(4)	-0.1%
Repairs and maintenance	2,498	2,193	305	13.9%
Office and other operating expense	2,500	2,460	40	1.6%
Insurance	980	1,102	(122)	-11.1%
Advertising & yellow pages	353	381	(28)	-7.3%
Total operating expenses	22,616	22,085	531	2.4%

Net operating income (3)	$49,924	$45,723	$4,201	9.2%

QTD Same store move ins	40,458	43,002	(2,544)

QTD Same store move outs	45,082	46,853	(1,771)

OTHER COMPARABLE QUARTERLY SAME STORE DATA * (unaudited)	July 1, 2014	July 1, 2013
	to	to		Percentage
	September 30, 2014	September 30, 2013	Change	Change
Stores owned since 12/31/11 (357 stores) (2)
Revenues	$65,906	$62,132	$3,774	6.1%
Expenses	20,447	19,605	842	4.3%
Net operating income (3)	$45,459	$42,527	$2,932	6.9%

Stores owned since 12/31/10 (329 stores) (2)
Revenues	$59,985	$56,556	$3,429	6.1%
Expenses	18,376	17,606	770	4.4%
Net operating income (3)	$41,609	$38,950	$2,659	6.8%
(2) Includes the stores owned and/or managed by the Company for the entire periods presented that are consolidated in our financial statements. Does not include unconsolidated joint ventures or other stores managed by the Company.

(3) Net operating income or "NOI" is a non-GAAP (generally accepted accounting principles) financial measure that we define as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, impairment and casualty losses, depreciation and amortization expense, acquisition related costs, general and administrative expense, and deducting from net income: income from discontinued operations, interest income, gain on sale of real estate, and equity in income of joint ventures. We believe that NOI is a meaningful measure of operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, and comparing period-to-period and market-to-market property operating results. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income.

* See exhibit A for supplemental quarterly same store data.
YEAR TO DATE SAME STORE DATA (2) * 385 stores owned since 12/31/12 (unaudited)	January 1, 2014	January 1, 2013
	to	to		Percentage
(dollars in thousands)	September 30, 2014	September 30, 2013	Change	Change

Revenues:
Rental income	$199,154	$185,164	$13,990	7.6%
Tenant insurance commissions	7,046	5,502	1,544	28.1%
Other operating income	3,918	3,987	(69)	-1.7%
Total operating revenues	210,118	194,653	15,465	7.9%

Expenses:
Payroll and benefits	18,826	18,471	355	1.9%
Real estate taxes	21,083	19,479	1,604	8.2%
Utilities	8,211	7,791	420	5.4%
Repairs and maintenance	7,509	6,704	805	12.0%
Office and other operating expense	7,330	7,137	193	2.7%
Insurance	3,023	3,219	(196)	-6.1%
Advertising & yellow pages	1,063	1,159	(96)	-8.3%
Total operating expenses	67,045	63,960	3,085	4.8%

Net operating income (3)	$143,073	$130,693	$12,380	9.5%

YTD Same store move ins	124,646	128,650	(4,004)

YTD Same store move outs	120,050	122,083	(2,033)

OTHER DATA	Same Store (2)		All Stores (4)
	2014	2013	2014	2013

Weighted average quarterly occupancy	91.3%	89.9%	90.9%	89.9%

Occupancy at September 30	90.5%	89.3%	90.0%	89.2%

Rent per occupied square foot	$11.71	$11.22	$12.19	$11.21

(4) Does not include unconsolidated joint venture stores or other stores managed by the Company

Investment in Storage Facilities: (unaudited)
The following summarizes activity in storage facilities during the months ended September 30, 2014:

Beginning balance	$1,864,637
Property acquisitions	232,763
Improvements and equipment additions:
Expansions	11,099
Roofing, paving, and equipment:
Stabilized stores	9,320
Recently acquired stores	813
Change in construction in progress (Total CIP $8.8 million)	(975)
Dispositions and Impairments	(4,523)
Storage facilities at cost at period end	$2,113,134

Comparison of Selected G&A Costs (unaudited)	Quarter Ended
	September 30, 2014	September 30, 2013

Management and administrative salaries and benefits	5,450	4,976
Internet advertising & marketing	1,330	1,214
Training	208	214
Call center	404	381
Uncle Bob's Management costs	162	80
Income taxes	352	332
Other administrative expenses (5)	2,135	1,768
	$10,041	$8,965

(5) Other administrative expenses include professional fees, office rent, travel expense, investor relations and miscellaneous other expenses.

	September 30, 2014	September 30, 2013

Common shares outstanding	33,708,457	31,977,890
Operating Partnership Units outstanding	198,913	199,163

Exhibit A

Sovran Self Storage, Inc.

Same Store Performance Summary
Three Months Ended September 30, 2014
(unaudited)

		Square Feet	Avg Qtrly Rent per Occupied Square Foot	Avg Quarterly Occupancy for the Three Months Ended September 30,		Revenue for the Three Months Ended September 30,			Expenses for the Three Months Ended September 30,			NOI for the Three Months Ended September 30,
State	Stores			2014	2013	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change

Alabama	22	1,617	$ 8.70	89.0%	88.1%	$ 3,396	$ 3,187	6.6%	$ 996	$ 955	4.3%	$ 2,400	$ 2,232	7.5%
Arizona	10	669	10.00	86.8%	81.0%	1,557	1,473	5.7%	588	504	16.7%	969	969	0.0%
Connecticut	5	328	18.45	87.8%	93.4%	1,374	1,287	6.8%	385	366	5.2%	989	921	7.4%
Florida	60	3,975	11.55	89.9%	88.7%	10,941	10,122	8.1%	3,415	3,342	2.2%	7,526	6,780	11.0%
Georgia	28	1,949	10.59	92.7%	86.0%	5,107	4,516	13.1%	1,525	1,499	1.7%	3,582	3,017	18.7%
Illinois	9	699	13.54	87.2%	83.5%	2,160	1,947	10.9%	775	996	-22.2%	1,385	951	45.6%
Louisiana	14	823	11.40	90.6%	91.7%	2,232	2,149	3.9%	593	605	-2.0%	1,639	1,544	6.2%
Maine	2	114	13.76	93.8%	89.9%	384	364	5.5%	92	93	-1.1%	292	271	7.7%
Maryland	3	139	16.41	92.1%	89.5%	544	527	3.2%	187	200	-6.5%	357	327	9.2%
Massachusetts	12	656	14.67	91.8%	93.2%	2,333	2,271	2.7%	682	652	4.6%	1,651	1,619	2.0%
Mississippi	12	916	9.71	91.7%	90.6%	2,153	2,067	4.2%	638	604	5.6%	1,515	1,463	3.6%
Missouri	8	515	12.25	90.5%	88.5%	1,493	1,389	7.5%	462	476	-2.9%	1,031	913	12.9%
New Hampshire	4	260	12.01	93.2%	91.5%	762	720	5.8%	224	212	5.7%	538	508	5.9%
New Jersey	2	121	17.87	93.0%	87.5%	525	484	8.5%	199	197	1.0%	326	287	13.6%
New York	28	1,702	14.66	92.3%	92.4%	6,016	5,696	5.6%	1,751	1,676	4.5%	4,265	4,020	6.1%
North Carolina	19	1,155	10.49	93.9%	93.3%	3,003	2,808	6.9%	790	815	-3.1%	2,213	1,993	11.0%
Ohio	16	1,089	10.26	91.7%	90.4%	2,700	2,552	5.8%	784	735	6.7%	1,916	1,817	5.4%
Pennsylvania	4	220	10.31	92.3%	89.2%	543	514	5.6%	176	170	3.5%	367	344	6.7%
Rhode Island	4	206	12.83	91.8%	90.0%	664	639	3.9%	208	225	-7.6%	456	414	10.1%
South Carolina	8	450	10.85	92.2%	90.7%	1,192	1,106	7.8%	395	398	-0.8%	797	708	12.6%
Tennessee	4	291	10.62	91.4%	90.5%	738	702	5.1%	258	244	5.7%	480	458	4.8%
Texas	93	6,620	12.11	93.1%	92.5%	19,515	18,181	7.3%	6,538	6,152	6.3%	12,977	12,029	7.9%
Virginia	18	1,236	11.37	87.1%	86.5%	3,208	3,107	3.3%	955	969	-1.4%	2,253	2,138	5.4%

Portfolio Total	385	25,750	$ 11.71	91.3%	89.9%	$ 72,540	$ 67,808	7.0%	$ 22,616	$ 22,085	2.4%	$ 49,924	$ 45,723	9.2%

Properties owned since 12/31/12 (detail shown above)	385	25,750	11.71	91.3%	89.9%	72,540	67,808	7.0%	22,616	22,085	2.4%	49,924	45,723	9.2%
Properties owned since 12/31/11	357	23,551	11.62	91.4%	91.0%	65,906	62,132	6.1%	20,447	19,605	4.3%	45,459	42,527	6.9%
Properties owned since 12/31/10	329	21,730	11.42	91.6%	90.8%	59,985	56,556	6.1%	18,376	17,606	4.4%	41,609	38,950	6.8%

Dollars in thousands except for average quarterly rent per occupied square foot. Square feet in thousands.

Exhibit B

Sovran Self Storage, Inc.

Debt Maturity Schedule
September 30, 2014
(unaudited)

			Current
	Maturity	Basis of	Interest
(dollars in thousands)	Date	Rate	Rate (1)	2014	2015	2016	2017	2018	Thereafter	Total

Line of credit	Jun-2018	Variable	1.65%	$-	$-	$-	$-	$-	$-	$-

Term note	Apr-2016	Fixed	6.38%	-	-	150,000	-	-	-	150,000
Term note	Jun-2020	Swapped to fixed	4.02%	-	-	-	-	-	125,000	125,000
Term note	Jun-2020	Swapped to fixed	3.26%	-	-	-	-	-	100,000	100,000
Term note	Jun-2020	Swapped to fixed	3.02%	-	-	-	-	-	100,000	100,000
Term note	Aug-2021	Fixed	5.54%	-	-	-	-	-	100,000	100,000
Term note	Apr-2024	Fixed	4.53%	-	-	-	-	-	175,000	175,000
Mortgage note	May-2026	Fixed	5.99%	33	134	142	151	160	1,540	2,160

				$33	$134	$150,142	$151	$160	$601,540	$752,160

(1) Rate as of September 30, 2014 based on existing debt rating. Interest rates shown do not include amortization of financing fees and facility fees which are expected to be $1.2 million in 2014.

CONTACT:
Sovran Self Storage, Inc.
Diane Piegza
Vice President
Investor Relations and Community Affairs
716-650-6115